EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOME PROPERTIES REPORTS THIRD QUARTER 2009 RESULTS
FFO Per Share Exceeds Wall Street’s Mean Estimate by Three Cents

ROCHESTER, NY, NOVEMBER 5, 2009 – Home Properties (NYSE:HME) today released financial results for the third quarter ending September 30, 2009.  All results are reported on a diluted basis.

“Home Properties exceeded both internal and street expectations for Funds From Operations in the third quarter, reflecting the stability of our solid geographic markets and middle-market apartment properties, even in a challenging operating environment,” said Edward J. Pettinella, President and CEO.  “Our number one ranking in same-unit net operating income growth in the apartment sector results from a continued focus on managing rents to optimize occupancy and revenue, while also controlling costs and refining operations to ensure excellent future results despite continued weakness in the economy.”

Earnings per share ("EPS") for the quarter ended September 30, 2009 was $0.16, compared to $0.21 for the quarter ended September 30, 2008.  The $0.05 decrease in EPS is primarily attributable to a generally weaker operating environment.  EPS for the nine months ended September 30, 2009 was $0.67, compared to $1.27 for the nine months ended September 30, 2008.  The year-over-year decrease of $0.60 per share is primarily attributable to a $21.8 million decrease in income from discontinued operations, of which $16.4 million was due to a decrease in gain on disposition of property.  The sale of seven properties in the first quarter of 2008 produced a gain of $29.8 million.  Three properties were sold in the first quarter of 2009 for a gain of $13.5 million.  The $5.4 million balance of the $21.8 million decrease in income from discontinued operations included $4.7 million attributable to prepayment penalties incurred as a result of the sale of the 2009 properties.

For the quarter ended September 30, 2009, Funds From Operations ("FFO") was $37.0 million, or $0.81 per share, compared to $38.3 million, or $0.84 per share, for the quarter ended September 30, 2008.  Third quarter 2009 FFO of $0.81 per share was $0.04 above the midpoint of the guidance range provided by management and $0.03 above analysts’ mean estimate, as reported by Thomson, and equates to a 3.2% decrease from the prior year.  FFO for the nine months ended September 30, 2009 was $2.45 per share, compared to $2.50 in the year-ago period.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Third Quarter Operating Results

For the third quarter of 2009, same-property comparisons (for 104 "Core" properties containing 35,360 apartment units owned since January 1, 2008) reflected a decrease in total revenues of 0.2% compared to the same quarter a year ago.  Net operating income ("NOI") decreased by 0.5% from the third quarter of 2008.  Property level operating expenses increased by 0.2% for the quarter, primarily due to increases in personnel costs and real estate taxes, which were partially offset by a reduction in natural gas heating costs, repairs and maintenance, property insurance and property management G&A costs.

Average physical occupancy for the Core properties was 95.1% during the third quarter of 2009, compared to 95.0% during the third quarter of 2008.  Average monthly rental rates decreased 0.5% compared to the year-ago period to $1,132.

On a sequential basis, compared to the 2009 second quarter results for the Core properties, total revenue was down 0.3% in the third quarter of 2009, expenses were up 0.6%, and net operating income was down 0.9%.  Average physical occupancy remained steady at 95.1%.

Physical occupancy for the 1,029 net apartment units acquired/developed between January 1, 2008 and September 30, 2009 (the “Recently Acquired Communities”) averaged 93.3% during the third quarter of 2009, at average monthly rents of $1,166.

Year-to-Date Operating Results

For the nine months ended September 30, 2009, same-property comparisons for the Core properties reflected an increase in total revenue of 0.4% and expenses of 1.5%, resulting in a 0.4% decrease in net operating income compared to the first nine months of 2008.  Property level operating expenses increased primarily due to increases in repairs and maintenance, personnel and real estate taxes, which were partially offset by a reduction in advertising, property insurance and property management G&A costs.

Average physical occupancy for the Core properties was 94.9% during the first nine months of 2009, down from 95.0% a year ago, with average monthly base rents rising 0.6%.

Dispositions

Subsequent to the end of the quarter, on October 1, 2009, the Company sold a property located in the Philadelphia region with a total of 432 units for $30.0 million.  A gain on sale of approximately $7.3 million will be recorded in the fourth quarter of 2009 related to this sale.  The weighted average first year cap rate projected on this disposition is 8.4% (after a 3% management fee but before allowance for capital expenditures).

Capital Markets Activities

As of September 30, 2009, the Company’s ratio of debt-to-total market capitalization was 54.6% (based on a September 30, 2009 stock price of $43.09 to determine equity value), with $71.5 million outstanding on its $175.0 million revolving credit facility and $6.9 million of unrestricted cash on hand.  Total debt of $2.3 billion was outstanding, at rates of interest averaging 5.6% and with staggered maturities averaging approximately six years.  Approximately 93.0% of total indebtedness is at fixed rates.  Interest coverage averaged 2.2 times during the quarter, and the fixed charge ratio averaged 2.1 times for the quarter.

The Company did not repurchase any of its common shares during the third quarter.  As of September 30, 2009, the Company has Board authorization to buy back up to approximately 2.3 million additional shares of its common stock or Operating Partnership Units, although it has no current plans to do so.

Outlook

For 2009, the Company has increased its guidance based only on higher third quarter results compared to the prior range of guidance and now expects FFO per share to be between $3.18 and $3.24 per share versus the previous range of $3.10 to $3.22.  This guidance range reflects management’s current assessment of economic and market conditions for the balance of the year.

The guidance for the balance of 2009 is reaffirmed without change, with the fourth quarter range expected to be $0.73 to $0.79 per share.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, market geographic breakdown, debt and new development.  The supplemental information is available via the Company's Web site through the "Investor" section, e-mail or facsimile upon request.

Third Quarter 2009 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM Eastern Time to review and comment on the information reported in this release.  To listen to the call, please dial 800-954-0647 (International 212-231-2901).  An audio replay of the call will be available through November 12, 2009, by dialing 800-633-8284 or 402-977-9140 and entering the passcode 21412431.  The Company webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of its Web site, http://www.homeproperties.com.

Fourth Quarter and Year End 2009 Earnings Release and Conference Call

The fourth quarter and year end financial results are scheduled to be released after the stock market closes on Thursday, February 18, 2010.  A conference call, which will be simultaneously webcast, is scheduled for Friday, February 19, 2010 at 11:00 AM Eastern Time and is accessible following the above instructions.  The passcode for that replay will be 21442490.

Fourth Quarter 2009 Conference/Event Schedule

Home Properties’ President and CEO, Edward J. Pettinella, is scheduled to participate in the NAREIT Annual Conference November 11-13, 2009.  He is also scheduled to give presentations at the FBR Capital Markets 2009 Fall Investor Conference on December 2 and at the Wells Fargo 13th Annual Global Real Estate Securities Conference on December 9.  Both presentations will be webcast live.  Details on how to access presentation and related materials will be available at http://www.homeproperties.com in the “Investors” section.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast, Mid-Atlantic and Southeast Florida markets.  Currently, Home Properties operates 108 communities containing 37,107 apartment units.  Of these, 35,957 units in 106 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 282 units are managed for other owners.  For more information, visit Home Properties’ Web site at http://www.homeproperties.com.

Tables to follow.

Home Properties Reports Third Quarter 2009 Results
For Immediate Release:  November 5, 2009

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
Third Quarter Results:	Occupancy(a)		3Q 2009	3Q 2009 vs. 3Q 2008 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	3Q 2009	3Q 2008	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.1%	95.0%	$1,132	(0.5%)	(0.2%)	0.2%	(0.5%)
Acquisition Properties(c)	93.3%	NA	$1,166	NA	NA	NA	NA
TOTAL PORTFOLIO	95.1%	NA	$1,132	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD '09	YTD '09 vs. YTD '08 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	YTD '09	YTD '08	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	94.9%	95.0%	$1,135	0.6%	0.4%	1.5%	(0.4%)
Acquisition Properties(c)	92.1%	NA	$1,170	NA	NA	NA	NA
TOTAL PORTFOLIO	94.8%	NA	$1,135	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties includes 104 properties with 35,360 apartment units owned throughout 2008 and 2009.

(c)	Acquisition Properties consist of 3 properties with 1,029 apartment units acquired/developed subsequent to January 1, 2008.

Home Properties Reports Third Quarter 2009 Results
For Immediate Release:  November 5, 2009

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Rental income	$116,996	$114,791	$351,296	$341,762
Property other income	9,288	8,982	30,711	30,640
Interest income	4	20	18	159
Other income	29	30	397	308
Total revenues	126,317	123,823	382,422	372,869
Operating and maintenance	51,959	50,998	160,734	154,805
General and administrative	6,102	5,948	18,240	18,786
Interest	30,772	29,936	91,582	88,749
Depreciation and amortization	30,319	28,292	90,609	83,607
Total expenses	119,152	115,174	361,165	345,947
Income from continuing operations	7,165	8,649	21,257	26,922
Discontinued operations
Income (loss) from discontinued operations	77	1,008	(4,167)	1,227
Gain (loss) on disposition of property	(22)	-	13,471	29,848
Discontinued operations	55	1,008	9,304	31,075
Net income	7,220	9,657	30,561	57,997
Net income attributable to noncontrolling interest	(1,956)	(2,818)	(8,375)	(17,055)
Net income attributable to common shareholders	$5,264	$6,839	$22,186	$40,942
Reconciliation from net income attributable to common shareholders to Funds From Operations:
Net income available to common shareholders	$5,264	$6,839	$22,186	$40,942
Real property depreciation and amortization	29,712	28,666	88,763	84,824
Noncontrolling interest	1,956	2,818	8,375	17,055
(Gain) loss on disposition of property	22	-	(13,471)	(29,848)
Loss from early extinguishment of debt in connection with sale of real estate	-	-	4,927	1,384
FFO - basic and diluted (1)	$36,954	$38,323	$110,780	$114,357

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, noncontrolling interest and extraordinary items plus depreciation from real property.  In 2009 and 2008, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Third Quarter 2009 Results
For Immediate Release:  November 5, 2009

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
FFO – basic, diluted and Operating (2)	$36,954	$38,323	$110,780	$114,357
FFO – basic, diluted and Operating (2)	$36,954	$38,323	$110,780	$114,357
Recurring non-revenue generating capital expenses	(7,278)	(7,202)	(21,882)	(21,638)
AFFO (3)	$29,676	$31,121	$88,898	$92,719
Weighted average shares/units outstanding:
Shares – basic	32,972.8	31,884.1	32,841.8	31,914.7
Shares – diluted	33,091.8	32,395.0	32,905.7	32,357.4
Shares/units – basic (4)	45,243.0	45,049.0	45,220.8	45,221.7
Shares/units – diluted (4)	45,361.9	45,559.9	45,284.7	45,664.3
Per share/unit:
Net income – basic	$0.16	$0.21	$0.68	$1.28
Net income – diluted	$0.16	$0.21	$0.67	$1.27
FFO – basic	$0.82	$0.85	$2.45	$2.53
FFO – diluted and Operating (2)	$0.81	$0.84	$2.45	$2.50
AFFO and Operating AFFO (2) (3)	$0.65	$0.68	$1.96	$2.03

Common Dividend paid	$0.67	$0.66	$2.01	$1.98

(2)	Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of real estate impairment charges.

(3)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $800 and $780 per apartment unit in 2009 and 2008, respectively.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Third Quarter 2009 Results
For Immediate Release:  November 5, 2009

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	September 30, 2009	December 31, 2008
Land	$511,404	$515,610
Construction in progress	164,697	111,039
Buildings, improvements and equipment	3,238,440	3,245,741
	3,914,541	3,872,390
Accumulated depreciation	(714,815)	(636,970)
Real estate, net	3,199,726	3,235,420

Cash and cash equivalents	6,879	6,567
Cash in escrows	26,793	27,904
Accounts receivable	11,707	14,078
Prepaid expenses	19,756	16,277
Deferred charges	13,086	11,360
Other assets	4,156	5,488
Total assets	$3,282,103	$3,317,094
Mortgage notes payable	$2,138,524	$2,112,331
Exchangeable senior notes	135,632	134,169
Line of credit	71,500	71,000
Accounts payable	19,223	23,731
Accrued interest payable	12,668	10,845
Accrued expenses and other liabilities	27,419	32,043
Security deposits	20,291	21,443
Total liabilities	2,425,257	2,405,562

Common stockholders’ equity	629,882	650,778
Noncontrolling interest	226,964	260,754
Total equity	856,846	911,532
Total liabilities and equity	$3,282,103	$3,317,094

Total shares/units outstanding:
Common stock	33,488.8	32,431.3
Operating partnership units	11,895.5	12,821.2
	45,384.3	45,252.5

# # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237